CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 54 to Registration Statement No. 2-92665 on Form N-1A of our reports dated May 22, 2006 relating to the financial statements and financial highlights of Excelsior Funds, Inc. including International Fund, Pacific/Asia Fund, Emerging Markets Fund, Money Fund, Government Money Fund, Treasury Money Fund, Core Bond Fund, Intermediate-Term Bond Fund, Small Cap Fund, Value and Restructuring Fund, Energy and Natural Resources Fund, Real Estate Fund, Blended Equity Fund, Large Cap Growth Fund, and Short-Term Government Securities Fund appearing in the Annual Reports to Shareholders on Form N-CSR of Excelsior Funds, Inc. for the year ended March 31, 2006, and to the reference to us under the headings “Financial Highlights” in such Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the reference to us on the cover of the Statement of Additional Information which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
July 27, 2006